SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT ("Sublease") is made as of this 17th day of September, 2004, by and between SUPERSTOCK, INC., a Florida corporation, an address of which is 7660 Centurion Parkway, Jacksonville, Florida 32256 ("Landlord") and RECRUITMAX SOFTWARE, INC., a Delaware corporation, an address of which is 240 Ponte Vedra Park Drive, FL 2, Ponte Vedra Beach, Florida 32082 ("Tenant").

                                BACKGROUND FACTS

A. By Lease Agreement dated as of June 30, 2004 (as the same may be amended or otherwise modified from time to time, the "Master Lease") by and between NL VENTURES IV CENTURION, L.P. ("Master Landlord"), as landlord, and Landlord, as tenant, Master Landlord leased to Landlord, as tenant, that certain real property located at 7660 Centurion Parkway, Jacksonville, Florida, together with the Improvements (as defined in the Master Lease) located thereon, consisting of a building (the "Building") located in Deerwood Park which shall be deemed to contain a total amount of 72,486 rentable square feet of space for all purposes of this Sublease, located on the property more particularly described on Exhibit A attached hereto (the "Master Lease Premises");

B. A copy of the Master Lease is attached hereto and made a part hereof as Exhibit B; and

C. Tenant desires to sublease from Landlord and Landlord wishes to sublease to Tenant from approximately twenty five thousand seven hundred seventy-one (25,771) square feet to up to approximately forty thousand (40,000) square feet of the Master Lease Premises from time to time, upon the terms as more particularly set forth in herein.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and in consideration of the agreements set forth herein, the sufficiency and receipt of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. INCORPORATION OF TERMS OF THE MASTER LEASE.

         1.1 MASTER LEASE. This Sublease is subject to and subordinate to the Master Lease and the title matters described therein and shall not modify or alter any rights of the Master Landlord therein contained. Tenant agrees that it shall take no action that violates the terms of the Master Lease. Notwithstanding anything herein to the contrary, Tenant agrees that Landlord shall not be liable to Tenant for damages, delay, or for any other claims which result from a breach by Master Landlord under the Master Lease or are due to the Master Landlord's failure to perform under the Master Lease nor shall Landlord be required to dispute any claims regarding Landlord's obligations under the Master Lease for which Tenant is responsible pursuant to this Sublease; provided, however, that, to the extent permitted by the Master Lease, Tenant shall have the right to exercise any and all remedies afforded to Landlord in the event of a default by Master Landlord under the terms of the Master Lease to the extent of the Premises then occupied by Tenant. Pursuant to Section 4.01 of the Master Lease, Landlord agrees to request from Master Landlord (i) a recognition agreement in favor of Tenant and (ii) a subordination and non-disturbance agreement from Master Landlord's mortgagee; provided, however, that Landlord will not be liable for any failure of Master Landlord or Master Landlord's mortgagee to deliver the same.

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         1.2 USE BY TENANT. Pursuant to the terms of the Master Lease, this
Sublease of the Premises is only for the actual use and occupancy by the Tenant and no other party, through sublease, assignment or otherwise, unless Tenant obtains the consent, if necessary, of Master Landlord pursuant to the terms of the Master Lease and the Landlord pursuant to the terms of this Sublease.

         1.3 MASTER LANDLORD AND MORTGAGEE APPROVAL. This Sublease and the rights and obligations of the parties hereunder are subject in all respects to Landlord's receipt from (i) Master Landlord, of its consent to this Sublease, in form and substance reasonably acceptable to Landlord and Tenant and (ii) Master Landlord's mortgagee, of its consent to this Sublease. Upon receipt of Master Landlord's and Master Landlord's mortgagee's consent, Landlord shall provide a copy thereof to Tenant for its records. If such consent is not obtained on or prior to September 30, 2004, this Sublease shall be null and void and of no further force or effect whatsoever.

         1.4 TERMINATION OF MASTER LEASE. In the event of an early termination of the Master Lease, Tenant shall, subject to any recognition agreement between Master Landlord and Tenant, if any, and at Master Landlord's option, either (i) attorn to Master Landlord and waive any right the Tenant may have to terminate this Sublease, or (ii) immediately surrender possession of the Premises to Master Landlord.

2. PROPERTY; TERM.

         2.1 PREMISES. For the Term (as hereinafter defined), Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that portion of the Master Lease Premises, as more particularly depicted on the site plan attached hereto as Exhibit C ("Site Plan") as the Initial Office Space ("Premises"), which shall be deemed to contain 40,000 rentable square feet of space for all purposes of this Sublease. Landlord and Tenant agree and acknowledge that a component of the Premises consists of space currently used as warehouse space, which shall be deemed to contain 5,771 rentable square feet of space for all purposes of this Sublease (the "Warehouse Space"). Landlord and Tenant expressly agree that the area designated as the Server/Scanning Room as depicted on the Site Plan shall be excluded from the Premises and shall remain for the exclusive use of the Landlord throughout the Term of this Sublease.

         2.2 COMMON AREAS. Tenant and its employees and customers will have the nonexclusive right during the Term to use the parking areas, streets, driveways, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, and all other portions of the Master Lease Premises designated by Landlord, from time to time, for use by all tenants of the Building (collectively, the "Common Areas"), in common with Landlord, other tenants of the Master Lease Premises and other persons designated by Landlord from time to time. Landlord shall have the right to modify the areas consisting as part of the Common Areas from time to time provided that (i) the modifications do not materially adversely affect the Tenant's ability to use or possess the Premises and (ii) Tenant is given reasonable advance written notice regarding the same.

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         2.3 SUBLEASE TERM. The term of this Sublease (the "Term") shall commence on September 17, 2004 (the "Commencement Date") and terminate on October 31, 2010 (the "Expiration Date"); provided, however, that Tenant shall have no right to possession of the Premises until the Security Deposit has been delivered to Landlord (the Security Deposit shall not be deemed delivered to Landlord if it is in the form of a check until that check has cleared the bank and funds have been credited to Landlord's account) and the Tenant has provided Landlord with a certificate of insurance evidencing the insurance coverages that Tenant is obligated to maintain pursuant to this Sublease.

         2.4 RENEWAL TERM. Tenant shall have the option to renew this Sublease as set forth in the attached Renewal Rider.

3. RENT AND OTHER CHARGES.

         3.1 BASE RENT AND ADDITIONAL RENT. Tenant agrees to pay monthly rent ("Base Rent") on the first day of each month of the Term, commencing on November 1, 2004 (the "Rent Commencement Date"), in accordance with the following schedule, and to pay when due, any and all rental, sales or use taxes levied by any governmental body for the use or occupancy of the Premises or upon any rent or other charges payable hereunder:

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-------------------------------- ----------------------- ----------------------
          Term Period             Annualized Base Rent    Total Monthly Base
                                        rate/RSF                 Rent
-------------------------------- ----------------------- ----------------------

-------------------------------- ----------------------- ----------------------
       11/1/04 - 7/31/05          $5.45 for Warehouse          $2,621.00
                                      Space only*
-------------------------------- ----------------------- ----------------------
       8/1/05 - 10/31/05           $15.95* ($5.45 for         $29,204.33
                                    Warehouse Space)
-------------------------------- ----------------------- ----------------------
      11/1/05 - 10/31/06           $16.43* ($5.45 for         $43,696.00
                                    Warehouse Space)
-------------------------------- ----------------------- ----------------------
      11/1/06 - 10/31/07                 $16.92               $56,400.00
-------------------------------- ----------------------- ----------------------
      11/1/07 - 10/31/08                 $17.43               $58,100.00
-------------------------------- ----------------------- ----------------------
      11/1/08 - 10/31/09                 $17.95               $59,833.33
-------------------------------- ----------------------- ----------------------
      11/1/09 - 10/31/10                 $18.49               $61,633.33
-------------------------------- ----------------------- ----------------------

----------

* The parties agree that with respect to the Warehouse Space only, the Landlord shall pay Tenant Annualized Base Rent in the amount of $5.45 per rentable square foot from the Commencement Date through October 31, 2006. Landlord shall not be obligated to pay Additional Rent on the Warehouse Space until November 1, 2006. Commencing November 1, 2006, Tenant shall pay Landlord Base Rent and Additional Rent on the Warehouse Space under the terms of this Sublease at the same rate as the remainder of the Premises.

         Base Rent and Additional Rent (as hereinafter defined) shall be paid without demand, set off or deduction to Landlord at 7660 Centurion Parkway, Jacksonville, Florida 32259 or such other address as Landlord directs in writing. Landlord shall give Tenant not less than fifteen (15) days' prior written notice of any change in the address to which such payment should be made.

         3.2 LATE CHARGES. If any Base Rent or other payment due under this Sublease is not received by Landlord within five (5) business days after the due date of such payment, Tenant shall pay, in addition to such payment a late charge equal to the greater of (i) four percent (4.0%) of the payment which is past due and (ii) Five Hundred and No/100 Dollars ($500.00) ("Late Charge"). If any payment due from Tenant shall remain overdue for more than ten (10) days after Tenant's receipt of written notice form Landlord stating that the applicable payment is past due, interest shall accrue daily on the past due amount from the date such amount was due until paid at a rate equivalent to the lesser of (i) the prime rate of interest, as established from time to time by The Wall Street Journal, or similar publication if the such journal ceases publication, plus eight percent (8%) per annum and (ii) the highest rate permitted by law ("Default Rate"). Interest on the past due amount shall be in addition to and not in lieu of the Late Charge or any other remedy available to Landlord.

         3.3 ADDITIONAL RENT. All charges payable by Tenant under the terms of this Sublease other than Base Rent are called "Additional Rent." Unless this Sublease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent and shall include all applicable sales or use taxes, including, without limitation, sales tax on the Base Rent. The term "Rent" shall mean Base Rent and Additional Rent.

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         3.4      OPERATING EXPENSES.

                  3.4.1 DEFINITIONS. For all purposes of this Sublease, the following terms shall have the meanings ascribed to them herein.

                        3.4.1.1 "Operating Expenses" shall mean any expenses incurred whether by Landlord or by others on behalf of Landlord, arising out of Landlord's maintenance, operation, repair, replacement (if such replacement is generally regarded in the industry as increasing operating efficiency or is required under any Applicable Law that was not in effect or not applicable to the Building on the Commencement Date) and administration of the Building, Premises and Common Areas, including, without limitation: (i) all real estate, personal property and other ad valorem taxes, and any other levies, charges, local improvement rates, and assessments whatsoever assessed or charged against the Building, Premises and Common Areas, the equipment and improvements owned by Landlord and/or Master Landlord therein contained, including any amounts assessed or charged in substitution for or in lieu of any such taxes, excluding only income or capital gains taxes imposed upon Landlord, and including all reasonable costs associated with the appeal of any assessment of taxes; (ii) insurance that Landlord is obligated or permitted to obtain under the Master Lease and/or this Sublease and any deductible amount applicable to any claim made by Landlord under such insurance; (iii) security, if any is provided by Landlord; (iv) landscaping and pest control; (v) a reasonable management fee as is standard and customary in the Jacksonville metropolitan area for similar properties; (vi) electricity, water, sewer, gas, window washing, janitorial services, trash and debris and other maintenance and utility charges; (vii) wages and benefits, and all taxes thereon, payable to hourly employees of Landlord and Landlord's property manager whose duties are directly connected with the operation and maintenance of the Premises, Building, or Common Areas; and (viii) dues and assessments under any applicable deed restrictions or declarations of covenants and restrictions. For each fiscal year of the Term, or any portion thereof, in which less than the entire rentable area of the Building is occupied by tenants, the items of Operating Expenses that vary with the occupancy of the Building will be increased by Landlord in a commercially reasonable manner to an amount that Landlord reasonably and in good faith believes would have been incurred for such items if the entire rentable area of the Building had been occupied.

                        Operating Expenses shall, however, exclude: (i) interest and amortization on mortgages and other debt costs and ground lease payments, if any; (ii) depreciation of buildings and other improvements (except permitted amortization of certain capital expenditures as hereinafter provided); (iii) legal fees in connection with leasing, tenant disputes or enforcement of leases;
(iv) real estate brokers' commissions or marketing costs; (v) improvements or alterations to tenant spaces not required by law or Landlord's insurer; (vi) the cost of providing any service directly to, and paid directly by, any tenant;
(vii) costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a warranty or other such third party (such proceeds to be deducted from Operating Expenses in the fiscal year in which received); and (viii) capital expenditures, except those (a) made primarily to reduce Operating Expenses or increases therein, or to comply with laws or insurance requirements (excluding capital expenditures to cure violations of laws or insurance requirements that existed prior to the date of this Sublease), or (b) for replacements (as opposed to additions or new improvements); provided, any such permitted capital expenditure shall be amortized and included as an Operating Expense (with interest at the prevailing loan rate available to Landlord when the cost was incurred) over: (x) the period during which the reasonable estimated savings in Operating Expenses equals the expenditure, if applicable, or (y) the useful life of the item as reasonably determined by Landlord, but in no event less than five (5) years nor more than ten (10) years.

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

                           3.4.1.2 "Expense Stop" shall mean Operating Expenses
(stated on a per rentable square foot basis) for the fiscal year beginning on November 1, 2003 and ending October 31, 2004 (the "Base Year"); provided, however, that if the Building was not substantially occupied (which shall mean occupancy of ninety-five percent (95%) of the square feet of rentable area in the Building) during all or a portion of the Base Year, or if by reason of partial operation of the Building all variable Operating Expenses for the Base Year were not incurred, the Expense Stop shall be adjusted by increasing in a commercially reasonable manner the Operating Expenses for the Base Year to an amount which Landlord estimates, in Landlord's reasonable judgment exercised in good faith, would have been incurred had the Building been substantially occupied and in full operation during the Base Year. By way of example and not limitation, variable Operating Expenses include utilities, supplies, trash removal, janitorial services, and extermination.

                           3.4.1.3 "Tenant's Share" shall mean that certain
portion of the Operating Expenses that Tenant is obligated to pay to Landlord, which shall be calculated by multiplying the difference between annual Operating Expenses (stated on a per rentable square foot basis) less the Expense Stop by the number of rentable square feet in the Building and multiplying such result by a fraction, the numerator of which shall be the total rentable square footage of the Premises (appropriately adjusted to account for the increase during a fiscal year in the square footage of the Premises) and the denominator of which shall be the total rentable square footage of the Building, which fraction as of the Commencement Date shall be 27.592 %, for the first twelve (12) months of the Term. Landlord and Tenant agree that, even though there is no change in the size of the Premises as of the first anniversary of the Rent Commencement Date, on the first anniversary of the Rent Commencement Date, Tenant's Share shall increase to 41.387%. On the second anniversary of the Rent Commencement Date, Tenant's Share shall increase to 55.183%. Tenant's Share shall be subject to change as and if the rentable square footage of either the Premises or the Building changes; provided, however, that Tenant's Share shall not change based solely on a re-measurement of the rentable square footage of the Premises within the range set forth in Section 3.1 above. Notwithstanding anything to the contrary contained herein, in no event shall the Premises be deemed to include any portion of the Warehouse Space for purposes of calculating Tenant's Share with respect to any period prior to November 1, 2006.

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

                  3.4.2 PAYMENT OF OPERATING EXPENSES. In addition to the payment of Base Rent, commencing August 1, 2005, Tenant shall pay Tenant's Share to Landlord in those fiscal years during the Term in which Operating Expenses (stated on a per rentable square foot basis) exceed the Expense Stop. If in any fiscal year during the term of this Sublease, Operating Expenses are below the Expense Stop, Tenant shall not be entitled to any credit or refund of such underage below the Expense Stop. On or before January 31st of each year, Landlord shall provide a good faith estimate of the Operating Expenses for the current fiscal year and a good faith estimate of Tenant's Share, if any (the "Estimate Statement"). If the estimated Operating Expenses exceed the Expense Stop, Tenant shall remit monthly one-twelfth (1/12th) of Tenant's Share (the "Estimated Payment") as Additional Rent together with its payments of Base Rent; provided that Landlord may invoice Tenant retroactively for the months of November through the month of issuance of the Estimate Statement. On or before January 31st of each year, Landlord shall send a statement to Tenant of Operating Expenses for the prior fiscal year and setting forth the amount representing the Tenant's Share, as reconciled for the actual Operating Expenses of the prior fiscal year (the "Operating Expense Statement"), accompanied by detailed receipts and invoices and such other supporting data with respect to the Operating Expense Statement as Tenant may reasonably request. Tenant's request may be made after Tenant is required to make a payment of Additional Rent, in which event Tenant shall make payment without prejudice to Tenant's rights under this Section 3.4. If the Operating Expense Statement indicates that the estimated Operating Expenses paid by Tenant during the preceding fiscal year exceeded Tenant's Share, then Tenant shall be given a credit against its next due installments of Operating Expenses in the amount of the difference between the Estimated Payments made in the preceding fiscal year and the actual Tenant's Share for the preceding fiscal year. If such overpayment of Operating Expenses by Tenant occurs in the final fiscal year of the Term, Landlord shall refund to Tenant the difference between the Estimated Payments and the actual Tenant's Share within thirty (30) days of Tenant's receipt of the Operating Expense Statement. If the Operating Expense Statement indicates that Tenant's Share exceeded the Estimated Payments, then Tenant shall remit the difference to Landlord as Additional Rent within thirty (30) days of Tenant's receipt of the Operating Expense Statement. Landlord's failure to provide a statement shall not prejudice Landlord's right to collect a shortfall or Tenant's right to receive a credit for over payments.

                  3.4.3 TENANT SPECIFIC OPERATING EXPENSES. If the nature of Tenant's business within the Premises is such that additional costs in excess of customary office use are incurred by Landlord for insurance, cleaning, utilities, sanitation, trash removal, pest control, disposal services or other Operating Expenses, Tenant agrees to pay as Additional Rent to Landlord on demand the amount of such additional costs irrespective of the Expense Stop.

4. USE OF PROPERTY.

         4.1 PERMITTED USES. Tenant may use the Premises for general business office purposes and uses ancillary thereto and for any other lawful purpose allowed under current zoning requirements and recorded covenants and for no other purpose without the prior written consent of Landlord and Master Landlord (the "Permitted Use"). Tenant shall not create a nuisance or use the Premises for any illegal or immoral purpose.

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

         4.2      COMPLIANCE WITH LAWS.

                  4.2.1 LANDLORD'S COMPLIANCE. As of the Commencement Date, Landlord and Tenant agree that based on the certification letter from Reynolds, Smith and Hills, Inc dated September 14, 2004 (the "Certification Letter") that the Premises complies with Applicable Laws (as hereinafter defined), other than those items more particularly set forth in the Certification Letter. Prior to the Commencement Date, Landlord and Tenant shall agree on the allocation of responsibility for correcting the deficiencies set forth in the Certification Letter so that the Premises comply with the Applicable Laws. During the Term, Landlord shall be responsible for making any modifications to the Building, excluding the Premises, required pursuant to any federal, state or local laws, ordinances, building codes, and rules and regulations of governmental entities having jurisdiction over the Building, including but not limited to the Board of Fire Underwriters and the Americans with Disabilities Act (the "ADA") and all regulations and orders promulgated pursuant to the ADA (collectively, "Applicable Laws"). Any modifications to the Building made by Landlord pursuant to the provisions of this paragraph shall initially be at Landlord's expense, but the cost thereof may be included in Operating Expenses pursuant to Section 3.4.

                  4.2.2 TENANT'S COMPLIANCE. Except as provided in Section 4.2.1 above, Tenant shall comply with all Applicable Laws relating to the Premises, all at Tenant's sole expense. Tenant warrants that all improvements or alterations of the Premises made by Tenant or Tenant's employees, agents or contractors, either prior to Tenant's occupancy of the Premises or during the Term, will comply with all Applicable Laws. Tenant will procure at its own expense all permits and licenses required for the transaction of its business in the Premises. In addition, Tenant warrants that its use of the Premises will be in strict compliance with all Applicable Laws. Except as set forth below, during Term, Tenant shall, at its sole cost and expense, make any modifications to the Premises that may be required pursuant to any Applicable Laws. Notwithstanding the foregoing, after May 1, 2008, Tenant shall not be obligated to make any modifications to the Premises that may be required pursuant to any Applicable Laws, unless such modifications are required by or as a result of (i) Tenant's specific occupation or use of the Premises (as opposed to generic office use of the Premises), or (ii) any improvements made to the Premises by Tenant during the Term of this Sublease, including the initial Tenant Improvements.

         4.3 HAZARDOUS MATERIAL. Throughout the Term, Tenant will prevent the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials (as hereinafter defined) on, under, in, above, to, or from the Premises, except that Hazardous Materials may be used in the Premises as necessary for the customary maintenance of the Premises and normal office uses provided that same are used, stored and disposed of in strict compliance with Applicable Laws. For purposes of this provision, the term "Hazardous Materials" will mean and refer to any wastes, materials, or other substances of any kind or character that are or become regulated as hazardous or toxic waste or substances, or which require special handling or treatment, under any Applicable Laws.

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         If Tenant's activities at the Premises or Tenant's use of the Premises
(a) result in a release of Hazardous Materials that is not in compliance with Applicable Laws or permits issued thereunder; (b) gives rise to any claim or requires a response under Applicable Laws or permits issued thereunder; (c) causes a significant public health effect; or (d) creates a nuisance, then Tenant shall, at its sole cost and expense: (i) immediately provide verbal notice thereof to Landlord as well as notice to Landlord in the manner required by this Sublease, which notice shall identify the Hazardous Materials involved and the emergency procedures taken or to be taken; and (ii) promptly take all action in response to such situation required by Applicable Laws, provided that Tenant shall first obtain Landlord's approval of the non-emergency remediation plan to be undertaken.

         Tenant shall at all times indemnify and hold harmless Landlord and Master Landlord against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges and expenses (including reasonable attorneys' fees) of any nature whatsoever suffered or incurred by Landlord or Master Landlord to the extent they were caused by the following activities of Tenant on the Premises during the Term of this Sublease and arise from events or conditions which came into existence after the Commencement Date:
(i) any release, threatened release, or disposal of any Hazardous Materials at the Premises, or (ii) the violation of any Applicable Laws at the Premises, pertaining to protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous wastes or occupational health and safety. The terms of this paragraph shall survive termination of this Sublease.

         Landlord shall at all times indemnify and hold harmless Tenant against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges and expenses (including reasonable attorneys' fees) of any nature whatsoever suffered or incurred by Tenant to the extent they were caused by the following activities of Landlord on the Premises or Building during the Term of this Sublease and arise from events or conditions which came into existence prior to or, upon or after the Commencement Date: (i) any release, threatened release, or disposal of any Hazardous Materials at the Premises, or (ii) the violation of any Applicable Laws at the Premises, pertaining to protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous wastes or occupational health and safety. The terms of this paragraph shall survive termination of this Sublease.

         4.4 SIGNS. Tenant shall not place any signs on the Premises or Building except with the prior written consent of the Landlord, including consent as to location and design, which may be withheld in Landlord's sole discretion. Any and all such approved signs shall be installed and shall be maintained by Tenant, at its sole cost and expense and shall be in compliance with the Rules and Regulations and all Applicable Laws. Tenant shall be responsible for the installation and maintenance of all signs and any damage caused thereby. Tenant agrees to remove all signs prior to termination of the Sublease and upon such removal to repair all damage resulting from such removal.

         4.5      ACCESS.

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                  4.5.1 LANDLORD'S ACCESS. Except for ordinary and customary maintenance and janitorial services performed at pre-arranged intervals which require no advance notice, Landlord shall be entitled at all reasonable times and upon at least twenty-four (24) hours prior written notice to enter the Premises to examine them and to make such repairs, alterations, or improvements thereto as Landlord is required by this Sublease or the Master Lease to make. Master Landlord shall have access rights pursuant to the Master Lease. Tenant shall not unduly obstruct any pipes, conduits, or mechanical or other electrical equipment so as to prevent reasonable access thereto. Landlord shall exercise its rights under this section, to the extent possible in the circumstances, in such manner so as to minimize interference with Tenant's use and enjoyment of the Premises. Landlord and its agents have the right to enter the Premises at all reasonable times and upon at least twenty-four (24) hours prior written notice to show them to prospective purchasers, lenders, or anyone having a prospective interest in the Building, and, during the last six months of the Term or any renewal thereof, to show them to prospective tenants. Landlord may place customary "For Sale" or "For Lease" signs on the Premises or Building as Landlord deems necessary. Landlord will have the right at all times to enter the Premises without prior notice to Tenant in the event of an emergency affecting the Building or any portion thereof.

                  4.5.2 TENANT'S ACCESS. Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, 365 days per year, subject to reasonable security measures and except in the event of an emergency, casualty, force majeure or similar event which causes Landlord to limit access to tenants. Access to the Premises shall be controlled by a keypad entry or similar system installed by Tenant at Tenant's expense and reasonably acceptable to Landlord. Tenant shall contract for such security system with the same security provider that Landlord uses for the Building.

         4.6 QUIET POSSESSION. If Tenant pays all Rent and fully performs all of its obligations under this Sublease, Tenant, subject to the terms and conditions of this Sublease, shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by Landlord or any person claiming through Landlord.

         4.7      Intentionally Omitted.

         4.8 PARKING. Tenant shall have a non-exclusive license to use a pro rata portion of the existing parking spaces based on Tenant's share of the Building, which pro rata portion is currently one hundred forty-seven (147) parking spaces associated with the Building. All motor vehicles (including all contents thereof) shall be parked in such spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles, or the contents thereof.

         4.9 RULES AND REGULATIONS. Tenant shall observe all reasonable written rules and regulations established by Landlord from time to time for the Building. The rules and regulations in effect as of the date hereof are attached to and made a part of this Sublease as Exhibit D. Upon written notice to Tenant, Landlord will have the right at all times to change and amend the rules and regulations in any reasonable manner as it may deem advisable for the safety, care and operation or use of the Premises and/or the Building.

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

5. TENANT ALTERATIONS AND IMPROVEMENTS.

         5.1 TENANT IMPROVEMENTS. The construction of tenant improvements to the Premises will be performed in accordance with Exhibit E attached hereto (the "Work Letter"). Except as expressly provided in this Sublease, Tenant acknowledges and agrees that Landlord has not undertaken to perform any modification, alteration or improvements to the Premises, and Tenant further waives any defects in the Premises and acknowledges and accepts (1) the Premises in their "AS IS" condition, and as suitable for the purpose for which they are leased, and (2) the Building and Common Areas as being in good and satisfactory condition. If any improvements, modifications or alterations, beyond those specified in the Work Letter, are required for Tenant's initial occupancy of the Premises, Tenant will be solely responsible for all associated expenses. If any improvements, modifications or alterations are required by any governmental body or due to any Applicable Law as a result of Tenant's use of or prior alterations to the Premises, Tenant will be solely responsible for all associated costs.

         5.2 TENANT ALTERATIONS. Except for non-structural aesthetic changes (e.g., painting, lighting, etc.) not in excess of $5,000 per project to the extent permitted by the Master Lease, Tenant will not make or allow to be made any alterations in or to the Premises without first obtaining the written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion if such alterations affect the structural elements of the Building or any Building system; otherwise such consent shall not be unreasonably withheld. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. All Tenant alterations will be accomplished in a good and workmanlike manner at Tenant's sole expense, in conformity with all Applicable Laws by a licensed and bonded contractor approved in advance by Landlord, such approval of contractor not to be unreasonably withheld. All contractors performing alterations in the Premises shall carry workers' compensation insurance, commercial general liability insurance, automobile insurance and excess liability insurance in amounts reasonably acceptable to Landlord and shall deliver a certificate of insurance evidencing such coverages to Landlord prior to commencing work in the Premises. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials. Any Tenant alterations to the Premises made by or installed by either party hereto will remain upon and be surrendered with the Premises and become the property of Landlord upon the expiration or earlier termination of this Sublease without credit to Tenant; provided, however, Landlord may, upon giving notice to Tenant prior to the commencement of construction of any addition or alteration, require Tenant to remove any additions and/or repair any alterations to restore the Premises to the condition existing at the time Tenant took possession, with all costs of removal, repair, restoration, or alterations to be borne by Tenant. The preceding clause will not apply to moveable equipment (including telecommunications and computer equipment), furniture, decorative items, or moveable trade fixtures owned by Tenant (collectively, Tenant's "Severable Property"), which may be removed by Tenant at the end of the Term and shall be so removed if Landlord directs. LANDLORD HEREBY WAIVES ANY RIGHTS IT MAY HAVE FOR LIENS ON TENANT'S SEVERABLE PROPERTY UNDER SECTION 83.08 OF THE FLORIDA STATUTES (2003). Tenant will have no authority or power, express or implied, to create or cause any construction lien or mechanics' or materialmen's lien or claim of any kind against the Building or any portion thereof. Tenant will promptly cause any such liens or claims to be released by payment, bonding or otherwise within thirty (30) days after request by Landlord, and will indemnify Landlord against losses arising out of any such claim including, without limitation, legal fees and court costs. NOTICE IS HEREBY GIVEN THAT LANDLORD WILL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIAL FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS WILL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE BUILDING OR ANY PART THEREOF. TENANT WILL DISCLOSE THE FOREGOING PROVISIONS TO ANY CONTRACTOR ENGAGED BY TENANT PROVIDING LABOR, SERVICES OR MATERIAL TO THE PREMISES.

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

6. INSURANCE AND INDEMNITY.

         6.1      TENANT'S INSURANCE.

                  6.1.1. Tenant will throughout the Term (and any other period when Tenant is in possession of the Premises) carry and maintain, at its sole cost and expense, the following types of insurance, which shall provide coverage on an occurrence basis in the amounts specified with deductible amounts reasonably satisfactory to Landlord:

                  (a) Commercial General Liability Insurance. Commercial general liability ("CGL") insurance covering claims arising from personal injury, death and property damage occurring in or about the Premises, the Building and the Common Areas with minimum limits of $2,000,000.00 per occurrence and $4,000,000.00 general aggregate. The CGL policy shall include contractual liability coverage.

                  (b) Comprehensive Automobile Liability Insurance. Comprehensive automobile liability insurance with a limit of not less than $1,000,000.00 per occurrence for bodily injury, $500,000.00 per person and $100,000.00 property damage or a combined single limit of $1,000,000 for both owned and non-owned vehicles.

                  (c) Excess Liability Insurance. Excess liability insurance with a limit of not less that $4,000,000.00 per occurrence.

                  (d) Property Insurance. Insurance of personal property, decorations, trade fixtures, furnishings, equipment, alterations, leasehold improvements and betterments made to the Premises by or for the benefit of Tenant on a full replacement cost basis. Tenant's policy will also include business interruption/extra expense coverage in amounts sufficient to insure twelve (12) months of interrupted business operations at the Premises.

                  (e) Workers' Compensation and Employers' Liability Insurance. Workers' Compensation Insurance covering all employees of Tenant, as required by the laws of the State of Florida, and Employers' Liability coverage subject to a limit of no less than $500,000 for bodily injury by accident per accident/$500,000 for bodily injury by disease per employee/$1,000,000 for bodily injury by disease policy limit.

                  (f) Builder's Risk Insurance. During any period of construction on the Premises, builder's risk insurance on a completed value, non-reporting basis for the total cost of such alterations or improvements.

                  6.1.2 Policy Form. All policies referred to above shall: (i) be taken out with insurers licensed to do business in Florida having an A.M Best's rating of A-, Class XII, or otherwise approved in advance by Landlord;
(ii) name Landlord and Landlord's property manager as additional insureds; (iii) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to Landlord, Master Landlord or any mortgagee; and
(iv) contain an obligation of the insurers to notify Landlord not less than thirty (30) days prior to the termination of any such policy. Tenant shall provide certificates of insurance on Acord Form 25-S on or before the Commencement Date and thereafter at times of renewal or changes in coverage or insurer, and if required by Landlord copies of such insurance policies certified by Tenant's insurer as being complete and current promptly upon request. If (a) Tenant fails to take out or to keep in force any insurance referred to in this
Section 6.1, or should any such insurance not be approved by Landlord, and (b) Tenant does not commence and continue to diligently cure such default within two
(2) business days after written notice by Landlord to Tenant specifying the nature of such default, then Landlord has the right, without assuming any obligation in connection therewith, to procure such insurance at the sole cost of Tenant, and all reasonable outlays by Landlord shall be paid by Tenant to Landlord without prejudice to any other rights or remedies of Landlord under this Sublease. Tenant shall not keep or use in the Premises any article that may be prohibited by any fire or casualty insurance policy in force from time to time covering the Premises or the Building.

         6.2 LANDLORD'S INSURANCE. During the Term, Landlord will carry and maintain the insurance required by the Master Lease. Landlord may maintain any other commercially reasonable insurance coverages relating to the Building or Landlord's operations therein.

         6.3 RELEASE AND WAIVER OF SUBROGATION RIGHTS. The parties hereto, for themselves and anyone claiming through or under them, hereby release and waive any and all rights of recovery, claim, action or cause of action, against each other, their respective agents, directors, officers and employees, for any loss or damage to all property, whether real, personal or mixed, located in the Premises or the Building, by reason of any cause against which the releasing party is actually insured or, regardless of the releasing party's actual insurance coverage, against which the releasing party is required to be insured pursuant to the provisions of Sections 6.1 or 6.2. This mutual release and waiver shall apply regardless of the cause or origin of the loss or damage, including negligence of the parties hereto, their respective agents and employees except that it shall not apply to willful conduct. Each party agrees to provide the other with reasonable evidence of its insurance carrier's consent to such waiver of subrogation upon request. This Section 6.3 supersedes any provision to the contrary which may be contained in this Sublease.

         6.4      INDEMNIFICATION OF THE PARTIES.  Subject to Section 6.3:

                  6.4.1 TENANT'S INDEMNITY. Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any and all liability for any loss, injury or damage, including, without limitation, all costs, expenses, court costs and reasonable attorneys' fees, imposed on Landlord by any person whomsoever that occurs (i) in the Premises, except to the extent any such loss, injury or damage is caused by or results from the gross negligence or willful misconduct of Landlord, its employees or agents; or (ii) anywhere in the Building or Common Areas outside of the Premises to the extent arising from the negligence or willful misconduct of Tenant, its employees, agents or contractors.

                  6.4.2 LANDLORD'S INDEMNITY. Landlord hereby indemnifies Tenant from, and agrees to hold Tenant harmless against, any and all liability for any loss, injury or damage, including, without limitation, all costs, expenses, court costs and reasonable attorneys' fees, imposed on Tenant by any person whomsoever, that occurs in the Building to the extent arising from the negligence or willful misconduct of Landlord or its employees or agents except that, with respect to the Premises, Landlord shall only be obligated to indemnify Tenant for damages to the extent arising from Landlord's gross negligence or willful misconduct in the Premises.

The provisions of this Section 6.4 shall survive the expiration or earlier termination of this Sublease.

7. DAMAGE, DESTRUCTION AND CONDEMNATION

         7.1 DESTRUCTION OR DAMAGE TO PREMISES. If the Premises are at any time damaged or destroyed in whole or in part by fire, casualty or other causes, Landlord shall have sixty (60) days from such damage or destruction to determine and inform Tenant whether Landlord will restore the Premises to substantially the condition that existed immediately prior to the occurrence of the casualty. If Landlord elects to rebuild, Landlord shall complete such repairs to the extent of insurance proceeds within one hundred and eighty (180) days from the end of the sixty (60) day period. If such repairs have not been substantially completed within that 180-day period, and Tenant desires to terminate the Sublease as a result thereof, then Tenant must notify Landlord prior to Landlord's substantial completion of the repairs of Tenant's intention to terminate this Sublease. Landlord shall then have ten (10) days after Landlord's receipt of written notice of Tenant's election to terminate to substantially complete such repairs (as evidenced by a certificate of completion). If Landlord does substantially complete such repairs prior to the expiration of such ten-day cure period, Tenant shall have no such right to terminate this Sublease. Tenant shall, upon substantial completion by Landlord, promptly and diligently, and at its sole cost and expense, repair and restore any improvements to the Premises made by Tenant to the condition which existed immediately prior to the occurrence of the casualty. If, in Landlord's reasonable estimation, the Premises cannot be restored within two hundred forty (240) days of such damage or destruction, then either Landlord or Tenant may terminate this Sublease as of a date specified in such notice, which date shall not be less than thirty (30) nor more than sixty (60) days after the date such notice is given. Until the substantial completion of Landlord's restoration obligation, there shall be an abatement or reduction of Base Rent in the same proportion that the square footage of the Premises so damaged or destroyed and under restoration bears to the total square footage of the Premises, unless the damaging event was caused by the gross negligence or willful misconduct of Tenant, its employees, officers, agents, licensees, invitees, visitors, customers, concessionaires, assignees, subtenants, contractors or subcontractors, in which event there shall be no such abatement.

         7.2      CONDEMNATION.

                  7.2.1 TOTAL OR PARTIAL TAKING. If the whole of the Premises (provided that if 35% or more of the Premises are taken, Landlord or Tenant may deem that all of the Premises are taken), or such portion thereof as will make the Premises unusable, in Tenant's reasonable judgment, for the purposes leased hereunder, shall be taken by any public authority under the power of eminent domain or sold to public authority under threat or in lieu of such taking, the Term shall cease as of the day possession or title shall be taken by such public authority, whichever is earlier ("Taking Date"), whereupon the Rent shall be paid up to the Taking Date with a proportionate refund by Landlord of any Rent paid for a period subsequent to the Taking Date. If less than the whole of the Premises, or less than such portion thereof as will make the Premises unusable, in Tenant's reasonable judgment, as of the Taking Date, is taken, Rent shall be reduced in proportion to the amount of the Premises taken. If this Sublease is not terminated, Landlord shall promptly repair any damage to the Premises caused by the taking to the extent necessary to make the Premises reasonably tenantable within the limitations of the available compensation awarded for the taking (exclusive of any amount awarded for land).

                  7.2.2 AWARD. All compensation awarded or paid upon a total or partial taking of the Premises or Building including the value of the leasehold estate created hereby shall belong to and be the property of Landlord without any participation by Tenant; Tenant shall have no claim to any such award based on Tenant's leasehold interest. However, nothing contained herein shall be construed to preclude Tenant, at its cost, from independently prosecuting any claim directly against the condemning authority in such condemnation proceeding for damage to, or cost of removal of, stock, trade fixtures, furniture, and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award or the award of Master Landlord or any mortgagee.

8. SERVICES; MAINTENANCE AND REPAIRS.

          8.1     LANDLORD'S OBLIGATIONS.

                  8.1.1 SERVICES. Landlord shall provide the following services:

                           (a) Heating and air-conditioning service required for
the comfortable occupancy of the Premises during normal Building hours, which are Monday through Friday from 7:00 a.m. to 7:00 p.m. and Saturday from 10:00 a.m. to 4:00 p.m., excluding national and state holidays. In the event Tenant requests HVAC service to the Premises during periods other than normal Building hours, Tenant shall pay Additional Rent to Landlord therefore in accordance with the rates as set forth in the below breakdown, with a two hour minimum per use:

  Roof Top Unit Numbers 2, 3, 7, & 9          $2.50 per hour, per zone
  Roof Top Unit Numbers 4 & 6                 $3.25 per hour, per zone
  Roof Top Unit Number 1                      $3.50 per hour, per zone
  Roof Top Unit Number 5                      $4.00 per hour, per zone
  Roof Top Unit Number 8                      $5.00 per hour, per zone

which charges shall increase three percent (3%) per annum, compounded annually.

                           (b) Electric current to the Building. If Tenant
requires any additional circuitry or wiring over and above what is now available to the Premises, Tenant must obtain Landlord's written approval therefor, such approval not to be unreasonably withheld, conditioned or delayed. All such work shall be performed by Landlord's electrician or under Landlord's control and supervision with the cost thereof being paid by Tenant as Additional Rent. Tenant shall pay the cost of additional electrical power consumed as a result of such improvements as Additional Rent. All additional costs resulting from Tenant's extraordinary (i.e., in excess of customary office use) usage of heating, air conditioning or electricity shall be paid by Tenant upon demand as Additional Rent for each month or portion thereof, and Tenant shall not install equipment with unusual demands for any of the foregoing without Landlord's prior written consent, which Landlord may withhold if it determines that in its reasonable opinion such equipment may not be safely used in the Premises or that electrical service is not adequate therefore. If heat generating machines or equipment or other intensive activities shall be used or carried on in the Premises by Tenant which affect the temperature otherwise maintained by the heating and air conditioning system, Landlord shall have the right to install supplemental air conditioning units in the Premises and the cost thereof, including the cost of engineering and installation, and the cost of operation and maintenance thereof, shall be paid by Tenant upon demand by Landlord. There shall be no abatement or reduction of Rent by reason of any of the foregoing extraordinary electrical services not being continuously provided to Tenant.

                           (c) Janitorial services consistent with those
provided in Class A office buildings in the Jacksonville, Florida suburban office market.

                           (d) Reasonable quantities of water to lavatories,
toilets and water fountains in or appurtenant to the Premises.

                  8.1.2 MAINTENANCE AND REPAIRS. Landlord shall keep the foundation, roof and structural portions of exterior walls of the improvements on the Premises and Building and the entrances, sidewalks, corridors, parking areas and other facilities from time to time comprising the Common Areas, in good order, condition and repair. In addition, but subject nevertheless to any applicable waiver of subrogation, Landlord may charge to Tenant as Additional Rent the cost of any repairs of damage to the Building or Common Areas caused by Tenant's acts or omissions. The cost of such maintenance and repairs shall be included in Operating Expenses. Landlord shall not be obligated to maintain or repair interior windows, interior doors, or the surfaces of interior walls of the Premises. Landlord shall not be obligated to commence any repairs under this
Section 8.1 until a reasonable time (not to exceed thirty (30) calendar days) after receipt of a written notice from Tenant specifying the need for such repairs and thereafter Landlord shall pursue such repairs diligently to completion in a good and workmanlike manner.

         8.2 TENANT'S OBLIGATIONS. Except as specifically provided to the contrary in Section 8.1 above, Tenant shall at its expense throughout the Term and all renewals and extensions thereof, maintain in good order, condition and repair the Premises in a first class and fully operative condition. All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense. If Tenant fails to maintain and repair the Premises as required by this Section 8.2, Landlord may enter the Premises on ten (10) days' prior written notice (except that no notice shall be required in case of emergency) and perform such maintenance or repair on behalf of the Tenant. In such cases, Tenant shall reimburse Landlord immediately upon demand for all reasonable costs incurred in performing such maintenance or repair.

         8.3 CONDITION UPON TERMINATION. Upon the termination of the Sublease, Tenant shall surrender the Premises to Landlord in compliance with the terms of
Section 5.2, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Sublease. However, Tenant shall not be obligated to repair any damage that Landlord is required to repair under Section 8.1. Tenant shall repair, at Tenant's expense, any damage to the Premises or Building caused by the removal of any of Tenant's personal property, including but not limited to furniture, machinery and equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent unless required by the terms of Section 5.2: any power wiring or power panels; lighting or lighting fixtures; millwork and cabinetry; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners, or any other heating or air conditioning equipment; fencing or security gates; plumbing fixtures, water fountains; or other similar building operating equipment and decorations.

9. DEFAULT AND REMEDIES.

         9.1 DEFAULT BY TENANT. Each of the following will be an event of default by Tenant under this Sublease:

                  (a) Failure to pay when due any installment of Rent or any other payment required pursuant to this Sublease; (except for such failure to constitute an event of default Landlord must provide Tenant with ten (10) days written notice of Tenant's failure to timely pay such sums one time for any twelve month period);

                  (b) The filing, with respect to Tenant, of a petition for bankruptcy or insolvency under any applicable federal or state bankruptcy or insolvency law; an adjudication, with respect to Tenant, of bankruptcy or insolvency or an admission that it cannot meet its financial obligations as they become due, or the appointment of a receiver or trustee for all or substantially all of the assets of Tenant; the foregoing shall also apply to each party guaranteeing the obligations of Tenant under this Sublease (each, a "Guarantor");

                  (c) A transfer in fraud of creditors or an assignment for the benefit of creditors, whether by Tenant or any Guarantor;

                  (d) The filing or imposition of a lien against the Premises or the Building as a result of any act or omission of Tenant and the failure of Tenant to satisfy or bond the lien in its entirety within twenty (20) days thereafter;

                  (e) The liquidation, termination or dissolution of Tenant or any Guarantor, or, if Tenant or any Guarantor is a natural person, the death of Tenant or such Guarantor;

                  (f) Failure to cure the breach of any non-monetary provision of this Sublease within thirty (30) days after written notice thereof to Tenant; provided, however, that if such breach cannot be cured within such 30 day period using diligent efforts and Tenant promptly commenced efforts to cure such breach upon receipt of Landlord's written notice thereof, then such cure period shall be extended for so long as Tenant continues to use diligent efforts to cure, not to exceed a total of sixty (60) days from the date of Landlord's notice; and

                  (g) Failure to deliver, maintain or restore the Security Deposit, inclusive of the letter of credit, pursuant to Section 12.2 hereof.

         9.2 REMEDIES. Upon the occurrence of any event of default by Tenant, Landlord shall be entitled to the following remedies:

                  (a) Landlord may terminate this Sublease and dispossess
Tenant;

                  (b) Landlord may, without terminating or canceling this Sublease, declare all Rent to be paid pursuant to this Sublease for the remainder of the Term to be immediately due and payable, and thereupon all Rent due hereunder through the end of the Term shall be accelerated and Landlord shall be entitled to recover the net present value thereof (calculated using a discount rate equal to the yield then obtainable from the United States Treasury Bill or Note with a maturity date closest to the Expiration Date);

                  (c) Landlord may elect to repossess the Premises and to relet the Premises for Tenant's account, holding Tenant liable in damages for all expenses incurred in any such reletting (subject to 9.3 below) and for any difference between the amount of Rent received from such reletting and the amount due and payable under the terms of this Sublease; and/or

                  (d) Landlord may enter the Premises and take any actions required of Tenant under the terms of this Sublease, and Tenant shall reimburse Landlord on demand for any reasonable expenses that Landlord may incur in effecting compliance with Tenant's obligations under this Sublease, and Landlord shall not be liable for any damages resulting to Tenant from such action.

The above remedies shall be cumulative and shall not preclude Landlord from pursuing any other remedies permitted by law and/or equity. Landlord's election not to enforce one or more of the remedies upon an event of default shall not constitute a waiver.

         9.3 COSTS. Tenant shall pay to Landlord on demand all reasonable fees and costs incurred by Landlord, including reasonable attorneys' fees and costs (whether incurred in preparation for or at trial, on appeal, or in bankruptcy), incurred by Landlord in enforcing any of the obligations of Tenant under this Sublease. In addition, upon any default by Tenant, Tenant shall also be liable to Landlord for the reasonable expenses to which Landlord may be put in re-entering the Premises, and reletting the Premises and putting the Premises into the condition necessary for such reletting (including reasonable attorneys' fees and disbursements, marshall's fees, and brokerage fees, in so doing), and any other reasonable expenses reasonably incurred by Landlord. In the event of any dispute between Landlord and Tenant arising under the terms of this Sublease, the prevailing party in such dispute shall be entitled to recover reasonable attorneys' fees and costs from the non-prevailing party.

         9.4 WAIVER. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a default.

         9.5 DEFAULT BY LANDLORD. In the event of any default by Landlord, Tenant shall have the right to bring an action for actual damages, but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall have a period of thirty (30) days following the date of such notice in which to commence the appropriate cure of such default, which cure shall thereafter be diligently pursued to completion. Unless and until Landlord fails to commence and diligently pursue the appropriate cure of such default after such notice or complete same within a reasonable period of time, Tenant shall not have any remedy or cause of action by reason thereof (except in the case of emergency as provided below). In the event of any breach or default by Landlord of any term or provision of this Sublease, Tenant agrees to look solely to the equity or interest then-owned by Landlord in the Building, and in no event shall any deficiency judgment be sought or obtained against Landlord. In addition to Tenant's other remedies hereunder, if Landlord defaults in the performance of any obligation imposed on it under this Sublease and does not cure such default as provided above, Tenant, without waiver of or prejudice to any other right or remedy it may have, shall have the right, to the extent permitted by the Master Lease, at any time thereafter, to cure such default for the account of the Landlord, and Landlord shall reimburse Tenant upon invoice for any amount paid and any expense or contractual liability so incurred. In the event of emergency, or where necessary to prevent injury to persons or damage to property or to mitigate damages, and to the extent permitted by the Master Lease, Tenant may cure a default by Landlord before the expiration of the waiting period, but after giving such written or oral notice to Landlord as is reasonably practical under all of the circumstances.

10. PROTECTION OF LENDERS

         10.1 SUBORDINATION AND ATTORNMENT. This Sublease shall be subject and subordinate at all times to the lien and to the terms of the Master Lease and each and every ground or underlying lease which now exists or may hereafter be executed affecting the Building under which Landlord shall claim, and to the liens of each and every mortgage and deed of trust in any amount or amounts whatsoever now or hereafter existing encumbering the Building, and to all modifications, renewals and replacements thereto without the necessity of having further instruments executed by Tenant to effect such subordination. Tenant, upon demand, shall further evidence its subordination by executing a subordination and attornment agreement in form and substance acceptable to Landlord, Tenant, and any mortgagee or ground lessor, including, without limitation, Master Landlord. Landlord agrees to request from Master Landlord as reasonably requested by Tenant from time to time a subordination and non-disturbance agreement from Master Landlord's mortgagee; provided, however, that Landlord will not be liable for any failure of Master Landlord or Master Landlord's mortgagee to deliver the same. If Landlord's interest in the Building is acquired by any ground lessor, mortgagee, or purchaser at a foreclosure sale or transfer in lieu thereof, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Sublease, Premises, or Building and recognize such transferee or successor as Landlord under this Sublease. Notwithstanding the foregoing, any mortgagee under any mortgage shall have the right at any time to subordinate any such mortgage to this Sublease on such terms and subject to such conditions as the mortgagee in its discretion may consider appropriate.

         10.2 ESTOPPEL CERTIFICATES. Within fifteen (15) days of receipt of written request from Landlord, any lender, or at the request of any purchaser of the Building, Tenant shall deliver an estoppel certificate, attaching a true and complete copy of this Sublease, including all amendments relative thereto, and certifying with particularity, among other things, (i) a description of any renewal or expansion options, if any; (ii) the amount of rent currently and actually paid by Tenant under this Sublease; (iii) that the Sublease is in full force and effect as modified; (iv) Tenant is in possession of the Premises; (v) stating whether either Landlord or Tenant is in default under the Sublease and, if so, summarizing such default(s); and (vi) stating whether Tenant or Landlord has claims against the other party and, if so, specifying with particularity the nature and amount of such claim. Landlord shall likewise deliver a similar estoppel certificate within fifteen (15) days of the request of Tenant, any lender or prospective lender of Tenant, or assignee approved by Landlord.

         10.3 TENANT'S FINANCIAL CONDITION. Tenant shall maintain books and records relating to its business in accordance with generally accepted accounting principles, consistently applied. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord the following information as reasonably required by Landlord (but, provided Tenant is not in default hereunder, no more often than twice per calendar year unless required by the Master Lease), including to verify the net worth of Tenant: (i) annual financial statements (annual balance sheet and profit and loss statement) of Tenant prepared by a certified public accountant in accordance with generally accepted accounting principles consistently applied within ninety (90) days following the end of each calendar year; (ii) annual federal and state income tax returns within thirty (30) days after filing the same of each year; and
(iii) such interim financial statements and other information relating to Tenant as Landlord may reasonably require from time to time. In addition, Tenant shall deliver to any lender designated by Landlord all financial statements required by such lender (but, provided Tenant is not in default hereunder, no more often than twice per calendar year unless required by the Master Lease). Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement.

11. TELECOMMUNICATIONS. All telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. All installations of telecommunications equipment and wires shall be accomplished pursuant to plans and specifications approved in advance in writing by Landlord. Unless Landlord otherwise requests or consents in writing, all of Tenant's telecommunications equipment shall be and remain solely in the Premises and the telephone closet(s) on the floor(s) on which the Premises is located, in accordance with the written rules and regulations adopted by Landlord from time to time. Landlord shall have no responsibility for the maintenance of Tenant's telecommunications equipment, including wire; nor for any wiring or other infrastructure to which Tenant's telecommunications equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued from any cause whatsoever, Landlord shall have no obligation or liability with respect thereto unless such interruption is caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors.

         Landlord shall have the right to interrupt or turn off telecommunications facilities at any time in the event of emergency (upon reasonable notice) and at any time other than normal Building hours (upon at least five (5) days' prior written notice) as necessary in connection with the operation of the Building or installation of telecommunications equipment for other tenants of the Building; provided, however, that no such interruption shall continue for more than three (3) consecutive hours nor occur more than once per month without Tenant's prior written consent.

         Notwithstanding anything in this Sublease to the contrary, any and all telecommunications equipment installed in the Premises or elsewhere in the Building by or on behalf of Tenant, including wiring or other facilities for telecommunications transmittal, shall be removed prior to the expiration or earlier termination of the Term, by Tenant at its sole cost.

         Notwithstanding anything in this Sublease to the contrary, Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones, computers, and wireless computer networks), including antennae and satellite receiver dishes, in or on the Building and/or the Premises.

         In the event that telecommunications equipment, wiring and facilities installed by or at the request of Tenant within the Premises, or elsewhere within the Building, causes interference to equipment used by another party, Tenant shall assume all liability related to such interference, Tenant shall use reasonable efforts, and shall cooperate with Landlord and other parties, to promptly eliminate such interference. In the event that Tenant is unable to do so, Tenant shall substitute alternative equipment that remedies the situation. If such interference persists, Tenant shall discontinue the use of such equipment, and, at Landlord's discretion, remove such equipment according to foregoing specifications.

12. MISCELLANEOUS PROVISIONS.

         12.1 LANDLORD'S LIABILITY; CERTAIN DUTIES. As used in the Sublease, the term "Landlord" means SuperStock, Inc., and its successors or assigns, or any subsequent owner of the fee title to the Building or the leasehold estate under a ground lease of the Building at the time in question. Each landlord is obligated to perform the obligations of Landlord under this Sublease only during the time such landlord owns such interest or title. Any landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Sublease to be performed on or after the date of transfer. However, each landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Sublease. Notwithstanding anything to the contrary herein, each landlord shall remain liable to Tenant for any defaults arising prior to the transfer date that remain uncured to the extent not assumed in writing by the transferee.

         12.2 SECURITY DEPOSIT. Upon the execution of this Sublease, Tenant shall remit to Landlord a security deposit consisting of (i) the amount of $61,633.33 in cash and (ii) an irrevocable, unconditional letter of credit ("Letter of Credit") in the face amount of $477,000.00 issued by a national bank maintaining an office in Jacksonville, Florida, with a minimum term of one year in form acceptable to Landlord in its sole discretion (collectively, the "Security Deposit"). Tenant shall provide a replacement Letter of Credit to Landlord not later than thirty days prior to the expiration of the current Letter of Credit. In connection with replacing the existing Letter of Credit, Tenant may request Landlord's authorization to reduce the face amount of the Letter of Credit as of months 24, 36, 48, 60, and 72 of the Term hereof. In the event that Tenant requests a reduction in the face amount of the Letter of Credit, Tenant shall obtain written confirmation from Landlord no earlier than forty-five (45) days prior to the expiration date of the existing Letter of Credit that Landlord has no actual knowledge of a default by Tenant under this Sublease. If Landlord has no actual knowledge of a default by Tenant under this Sublease, Landlord shall authorize Tenant in writing to reduce the face amount of the Letter of Credit by 20% per year from the face amount of the initial Letter of Credit, which authorization shall not be unreasonably withheld or delayed. The Security Deposit represents security for the faithful performance and observance by Tenant of each and every term of this Sublease. Landlord may apply all or part of the Security Deposit to any unpaid Rent due from Tenant or to cure any other default of Tenant. The Security Deposit shall not constitute liquidated damages. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) business days after notice from Landlord. No interest shall accrue to or for the benefit of Tenant on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts, and no trust relationship is created with respect to the Security Deposit. Landlord shall not be obligated to return the Security Deposit to Tenant upon the expiration or earlier termination of the Sublease unless and until all of the following events occur: (i) the payment in full of all Rent due pursuant to the Sublease; (ii) the repair of any and all damage to the Premises for which Tenant is responsible pursuant to the terms of this Sublease; and (iii) the reconciliation of Operating Expenses for the fiscal year in which the Sublease expires or terminates.

         12.3 INTERPRETATION. The captions of the Articles or Sections of this Sublease are to assist the parties in reading this Sublease and are not a part of the terms or provisions of this Sublease. Whenever required by the context of this Sublease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises or Building with Tenant's expressed or implied permission. This Sublease will not be construed more or less favorably with respect to either party as a consequence of the Sublease or various provisions hereof having been drafted by one of the parties hereto.

         12.4 INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Sublease is the only agreement between the parties pertaining to the sublease of the Premises and no other agreements either oral or otherwise shall be effective unless embodied herein. All amendments to this Sublease shall be in writing and signed by Landlord and Tenant. Any other purported amendment shall be void.

         12.5 NOTICES. Any notice or document (other than Rent) required or permitted to be delivered by the terms of this Sublease shall be delivered by:
(i) hand delivery; (ii) certified mail, return receipt requested; or (iii) guaranteed overnight delivery service. Notices to Tenant shall be delivered to the address specified in the introductory paragraph of this Sublease, except that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to Superstock, Inc., Attn: Jose Perez, 7660 Centurion Parkway, Jacksonville, Florida 32256, with a copy to Loeb & Loeb LLP, Attn: Lloyd L. Rothenberg, 345 Park Avenue, New York, New York 10154. All notices shall be effective upon delivery or attempted delivery during normal business hours. Either party may change its notice address upon written notice to the other party, given in accordance herewith by an authorized officer, partner, or principal.

         12.6 RADON GAS NOTICE. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         12.7 WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Sublease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Sublease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

         12.8 NO RECORDATION. Neither party shall record this Sublease nor any memorandum of lease.

         12.9 JOINT AND SEVERAL LIABILITY. All parties signing this Sublease as Tenant shall be jointly and severally liable for all obligations of Tenant.

         12.10 FORCE MAJEURE. The performance by either party to this Sublease of its obligations (except the payment of Rent or other sums of money) shall be excused by delays attributable to events beyond that party's control for a period of time that is sufficient for the party to perform its obligations after the cessation of the Force Majeure event acting in a diligent, commercially reasonable manner. Events beyond a party's control include, but are not limited to, acts of the other party, acts of God (including reasonable preparation therefore), war, civil commotion, labor disputes, strikes, fire, flood or other casualty, failure of power (unless the same was negligently caused by the party asserting the defense of force majeure), shortages of labor or material, government regulation or restriction (including extraordinary delay in the issuance of any permit) and unusually inclement weather conditions. Events beyond a party's control shall not include changes in economic or market conditions, or financial or internal problems of the non-performing party, or problems that can be satisfied by the payment of money.

         12.11    AUTHORITY.

                  12.11.1 TENANT'S AUTHORITY. As a material inducement to Landlord to enter into this Sublease, Tenant, intending that Landlord rely thereon, represents and warrants to Landlord that:

                           (i) Tenant and the party executing on behalf of
Tenant are fully and properly authorized to execute and enter into this Sublease on behalf of Tenant and to deliver this Sublease to Landlord;

                           (ii) This Sublease constitutes a valid and binding
obligation of Tenant, enforceable against Tenant in accordance with the terms of this Sublease;

                           (iii) Tenant is duly organized, validly existing and
in good standing under the laws of the state of Tenant's organization and has full power and authority to enter into this Sublease, to perform Tenant's obligations under this Sublease in accordance with the terms of this Sublease, and to transact business in the state in which the Premises are located; and

                           (iv) The execution of this Sublease by the individual
or individuals executing this Sublease on behalf of Tenant, and the performance by Tenant of Tenant's obligation under this Sublease, have been duly authorized and approved by all necessary corporate or partnership action, as the case may be, and the execution, delivery and performance of this Sublease by Tenant is not in conflict with Tenant's bylaws or articles of incorporation, and other charters, agreements, rules or regulations governing Tenant's business as any of the foregoing may have been supplemented or amended in any manner.

                  12.11.2 LANDLORD'S AUTHORITY. As a material inducement to Tenant to enter into this Sublease, Landlord, intending that Tenant rely thereon, represents and warrants to Tenant that, subject to obtaining the consent of the Master Landlord and Master Landlord's mortgagee pursuant to the terms of the Master Lease:

                           (i) Landlord and the party executing on behalf of
Landlord are fully and properly authorized to execute and enter into this Sublease on behalf of Landlord and to deliver this Sublease to Tenant;

                           (ii) This Sublease constitutes a valid and binding
obligation of Landlord, enforceable against Landlord in accordance with the terms of this Sublease;

                           (iii) Landlord is duly organized, validly existing
and in good standing under the laws of the state of Landlord's organization and has full power and authority to enter into this Sublease, to perform Landlord's obligations under this Sublease in accordance with the terms of this Sublease, and to transact business in the state in which the Premises are located; and

                           (iv) The execution of this Sublease by the individual
or individuals executing this Sublease on behalf of Landlord, and the performance by Landlord of Landlord's obligation under this Sublease, have been duly authorized and approved by all necessary corporate or partnership action, as the case may be, and the execution, delivery and performance of this Sublease by Landlord is not in conflict with Landlord's bylaws or articles of incorporation (if a corporation), agreement of partnership (if a partnership), and other charters, agreements, rules or regulations governing Landlord's business as any of the foregoing may have been supplemented or amended in any manner.

         12.12 FLORIDA LAW. This Sublease shall be governed by the laws of the State of Florida.

         12.13 COUNTERPARTS; FACSIMILE EXECUTION. This Sublease may be executed in multiple counterparts, each counterpart of which shall be deemed an original and any of which shall be deemed to be complete of itself and may be introduced into evidence or used for any purpose without the production of the other counterpart or counterparts. Any party may demonstrate its execution or acceptance of this Sublease by executing this Sublease and then transmitting the executed Sublease to the other party via telecopier. Such a facsimile, once received by the receiving party, shall bind the transmitting party to the same extent as would delivery of this Sublease (or a counterpart hereof) containing the transmitting party's actual signature.

         12.14 HOLDING OVER. In addition to and not limiting any other rights or remedies which Landlord may have on account of Tenant holding over without written consent of Landlord, Tenant shall be liable for any and all direct and consequential damages incurred by Landlord on account of such unapproved holding over including claims by tenants entitled to future possession. If Tenant shall hold over after the Expiration Date or other termination of this Sublease, such holding over shall not be deemed to be a renewal of this Sublease but shall be deemed to create a month to month tenancy only and by such holding over Tenant shall continue to be bound by all of the terms and conditions of this Sublease, except that during such month to month tenancy Tenant shall pay to Landlord (i) one and one half (1.5) times the Base Rent payable hereunder during the last month of the Term, and (ii) any and all Operating Expenses and other forms of Additional Rent payable under this Sublease.

         12.15 TIME IS OF THE ESSENCE. Time is of the essence of this Sublease and all provisions contained herein.

         12.16 APPROVAL OF PLANS AND SPECIFICATIONS. Neither review nor approval by or on behalf of Landlord of any Tenant's plans nor any plans and specifications for any Tenant Alterations or any other work shall constitute a representation or warranty by Landlord or any of Landlord's respective agents, partners or employees that such plans and specifications either (i) are complete or suitable for their intended purpose, or (ii) comply with Applicable Laws, it being expressly agreed by Tenant that neither Landlord, nor any of Landlord's respective agents, partners or employees assume any responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.

         12.17 RELATIONSHIP. Landlord and Tenant disclaim any intention to create a joint venture, partnership or agency relationship.

         12.18 BROKER'S FEE. Tenant covenants, represents and warrants that Tenant had no dealings or negotiations with any broker or agent other than Pine Street Partners ("Broker") in connection with the consummation of this Sublease. Landlord shall pay Broker a leasing commission pursuant to a separate written agreement. Tenant agrees to indemnify Landlord against any loss, liability, or expense (including reasonable attorney's fees and costs) arising out of claims for fees or commissions from anyone other than Broker with whom Tenant has dealt in connection with the sublease of the Premises. Landlord agrees to indemnify Tenant against any loss, liability, or expense (including reasonable attorney's fees and costs) arising out of claims for fees or commissions from anyone with whom Landlord has dealt in connection with the sublease of the Premises.

         12.19 WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE.

         12.20 RIDERS AND EXHIBITS. All Riders, Addenda and Exhibits attached hereto shall be deemed to be a part hereof and are hereby incorporated.

         12.21 TENANT ASSIGNMENT. Notwithstanding anything herein or in the Master Lease to the contrary, Tenant will not assign this Sublease, in whole or in part, or sublease the Premises, in whole or in part, without the prior written consent of Landlord and, to the extent required by the Master Lease, Master Landlord, which consent of Landlord will not be unreasonably withheld, subject to Landlord's right of recapture set forth below. Any assignment of this Sublease shall require that the assignee assume all obligations of Tenant. In no event will Tenant be released from any obligation or liability under this Sublease following any such assignment or sublease. Notwithstanding the foregoing to the contrary, Landlord may, in Landlord's sole and absolute discretion, approve or disapprove any proposed assignment or sublease by Tenant to an existing occupant of any space in the Building or an affiliate of any such occupant. Notwithstanding anything herein or in the Master Lease to the contrary, no subtenant of the Premises or any portion thereof may further assign or sublease its interest in the Premises or any portion thereof. In addition, Tenant shall not have the right to sublet the Premises to more than two subtenants. Tenant agrees to pay Landlord the actual legal fees and expenses incurred by Landlord in connection with the review by Landlord of Tenant's requested assignment or sublease pursuant to this Section, together with any legal fees and disbursements incurred in the preparation and/or review of any documentation, within thirty (30) days of invoice for payment thereof. If the rent due and payable by any subtenant under any permitted sublease exceeds the Rent payable under this Sublease for such space or if any assignee pays any additional consideration to Tenant (assignor), Tenant will pay to Landlord all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant. Notwithstanding the foregoing, Tenant may assign this Sublease to an Affiliate, as defined below, at any time without Landlord's consent, but subject to Master Landlord's consent pursuant to the terms of the Master Lease. For purposes of this Section, an Affiliate shall be any entity that, at all times from and after the date of the assignment of this Sublease, either (i) owns at least fifty one percent (51%) of the voting shares or interests of the original Tenant under this Sublease; (ii) has at least fifty one percent (51%) of its voting shares or interests owned by an entity that owns at least fifty one percent (51%) of the voting shares or interests of the original Tenant under this Sublease; or (iii) has at least fifty one percent (51%) of its voting share or interests owned by the original Tenant under this Sublease.

         Within fifteen (15) days after Landlord's receipt of Tenant's request for Landlord's consent to a proposed assignment or sublease, excluding any assignment to an Affiliate of Tenant, Landlord shall have the right to require Tenant to reconvey to Landlord that portion of the Premises which Tenant is seeking to sublet or, in the case of a proposed assignment, to terminate this Sublease. Tenant shall reconvey that portion of the Premises in consideration of Landlord's release of Tenant from all future Rent and other obligations, which would not otherwise survive termination of the Sublease, with respect to the portion of the Premises so reconveyed. Any such reconveyance shall be evidenced by an agreement reasonably acceptable to Landlord and Tenant in form and substance.

         12.22 LANDLORD ASSIGNMENT. Landlord will have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Sublease. Any such sale, transfer or assignment will operate to release Landlord from any and all liability under this Sublease arising after the date of such sale, assignment or transfer.

         12.23 TENANT'S RIGHT OF FIRST OFFER. Tenant shall have an ongoing right of first offer to lease any space that becomes available during the Term of this Sublease and is located on a floor of the Building on which Tenant is then occupying space (or is scheduled to occupy in accordance with the take-down schedule above) (the "Expansion Space"). Notwithstanding anything contained herein, Expansion Space shall not be deemed to come available if the space is assigned or subleased by the current tenant of the space, leased again by the current tenant of the space by way of renewal, extension, or renegotiation, or subject to a specific expansion right of another tenant in the Building (provided such expansion space was initially offered to Tenant under the terms of this Section 12.23). Tenant shall exercise its right of first offer within thirty (30) days upon receiving written notice of the Expansion Space from Landlord, on terms and conditions acceptable to Landlord and set forth in the notice. If Tenant declines or fails to effectively exercise the right of first offer as provided herein, Landlord shall thereafter be free to offer the particular Expansion Space on the open market and to lease some or all of the Expansion Space previously offered to Tenant pursuant to this Section at any time without regard to the restrictions in this Section and on whatever terms Landlord may decide in its sole discretion.

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                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, Tenant and Landlord have caused this Sublease to be duly executed as of the date first above written.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:                      RECRUITMAX SOFTWARE, INC.

___________________________              By:_____________________________
Name: ______________________             Print Name:______________________**
                                         As Its: __________________________

____________________________             Date:____________________________
Name: ______________________
                                                    (Corporate Seal)

                                         SUPERSTOCK, INC.
____________________________
Name:_______________________
                                         By:____________________________
                                         Print Name:  ____________________
                                         As Its:  _________________________

_____________________________            Date:_________________________
Name: _______________________

                                                (Corporate Seal)

            ** If the individual signing the Sublease is other than the Chief Executive Officer, President or Vice President of the Company, please attach Corporate Resolutions authorizing his/her signature on behalf of the Company. Thank you.

                                    EXHIBIT A

                        MASTER PREMISES LEGAL DESCRIPTION

                                    EXHIBIT B

                            COPY OF THE MASTER LEASE

                                    EXHIBIT C

                                    SITE PLAN

                                    EXHIBIT D

                              RULES AND REGULATIONS

1. Tenant shall not install or operate any machinery or apparatus other than usual small business machines without prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed. No article deemed hazardous because of flammability and no explosive or other articles of an intrinsically hazardous nature shall be brought into the Building.

2. No additional locks or similar devices shall be placed upon doors of the Premises (except for the keypad device contemplated in Section 4.5.2 and vaults and safes previously approved by Landlord) and no locks shall be changed except with prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Upon termination of Sublease, Tenant shall surrender to Landlord all keys to the Premises. Such consent of Landlord shall not be unreasonably withheld.

3. Tenant shall be permitted to move furniture and office furnishings into or out of the Building at its own risk only at such times and in such a manner designated by Landlord so as to cause the least inconvenience of other tenants. Any damage caused to the Premises or Building as a result of this provision shall be repaired at the expense of Tenant.

4. Provided Landlord is required to furnish janitorial services, no person shall be employed by Tenant to do janitorial work in the Premises, and no persons other than the janitors for the Building shall clean the Premises, unless Landlord shall first give its written consent. Any person employed by Tenant with Landlord's consent to do janitorial work shall, while in the Premises and Building, be subject to and under the control and direction of the Landlord, but shall not be considered the agent or servant of Landlord.

5. Window coverings other than building standard, either inside or outside the windows, may not be installed without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed, and must be furnished, installed and maintained at the expense of Tenant and at Tenant's risk, and must be of such shape, color, material, quality and design as may be reasonably prescribed by Landlord. By way of example and not limitation, it shall be reasonable for Landlord to withhold its consent for reasons of aesthetics if such coverings are visible from the exterior of the Premises.

6. The sidewalks, entrances, passages, courts, corridors, vestibules, halls, stairways and elevators (if any) in or about the Premises and Building shall not be obstructed or used for storage or for any purpose other than ingress and egress by Tenant.

7. Tenant shall not create or maintain a nuisance in the Premises nor make or permit any noise or odor or use or operate any electrical or electronic devices that emit loud sounds, air waves, or odors, that are reasonably objectionable to other tenants of this Building or any adjoining building or premises; nor shall the Premises be used for lodging or sleeping nor any immoral or illegal purpose that will violate any law, damage the Premises, or injure the reputation of the Building.

8. Tenant and occupants shall observe and obey all parking and traffic regulations from time to time imposed by Landlord on the Premises or the Building. Landlord in all cases reserves the right to designate "no parking" zones, traffic right-of-ways and general parking area procedures. Landlord may institute such measures for proper parking as are necessitated by conditions existing at a particular time; including but not limited to towing, impounding and/or tagging of improperly parked vehicles, and instituting a control system to insure only properly authorized vehicles are parking in assigned areas.

9. Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers from the Building as deemed necessary and to require registration, satisfactory identification and credentials from all persons seeking access to any part of the Building. Landlord shall exercise its judgment in executing such control but shall not be held liable for granting or refusing such access.

10. Any sign, letter, picture, notice, advertisement or the like installed within the Premises, which is visible from outside the Premises, shall be installed in such manner and be of such character and style as Landlord shall approve in writing. No sign, lettering, picture, notice, advertisement or the like shall be placed on any outside window or in a position to be visible from outside the Building without prior written approval of Landlord.

11. Tenant shall not use the name of the Building for any purpose other than that of the business address of Tenant, and shall not use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without Landlord's prior written consent.

12. Tenant, its employees, agents, contractors, licensees and invitees shall not bring any animals (excepting only seeing-eye dogs) or birds into the Premises, Building or Common Areas, and shall not ride bicycles, skateboards or any other vehicles in or about the Building or on the sidewalks of the Building.

13. Tenant shall not make any room-to-room canvass to solicit business from other tenants of the Building.

14. Tenant shall not waste electricity, water or air conditioning, and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building. Tenant shall not adjust any common controls other than room thermostats installed for specific use. Tenant shall not tie, wedge, or otherwise fasten open any water faucet or outlet. Tenant shall keep all common corridor doors closed.

15. Tenant assumes full responsibility for protecting the Premises from theft, robbery, pilferage and other crimes. Except during Tenant's normal business hours, Tenant shall not prop open any common doors to the Building, and shall be liable for any loss caused by negligence thereto.

16. Tenant shall not overload any floor and shall not install any heavy objects, safes, oversized business machines, files or other equipment without having received Landlord's prior written consent as to size, maximum weight, routing and location thereof. Safes, furniture, equipment, machines and other large or bulky, articles shall be brought through the Building and into and out of the Premises at such reasonable times and in such manner as Landlord shall direct and at Tenant's sole risk and responsibility.

17. Tenant, its employees, agents, guests and invitees shall not in any manner deface or damage the Building and shall be responsible for any repairs required.

18. Tenant shall not use more electrical current from individual or collective circuits as is designated by the amperage rating of said circuits at the circuit breaker panels for Tenant's suite. Should Tenant exceed the safe capacity as designed and as stated on the circuit breakers for said circuits then Tenant shall bear the entire expense of modifications to adjust or increase the amperage for Tenant's safe and proper electrical consumption. Landlord's consent to such modifications to the electrical system shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

19. Tenant, its employees, its invitees and guests shall not smoke in the Premises, Building or any common areas. Smoking is allowed in designated smoking areas only.

20. Tenant shall be responsible for any damage including stoppage caused by failure to use the apparatus as instructed or for the purpose constructed done to any common area including but not limited to restrooms, elevators, stairways, hallways, lobby, sidewalks, parking lots, landscape areas caused by Tenant, its licensees, guests, agents, contractors or invitees negligence or misuse.

21. Landlord reserves the right to establish reasonable written rules and regulations which shall govern the access, activity, conduct and set specific rules and regulations with respect to contractors, subcontractors, agents or consultant which perform activities in the Building, and/or the Premises.

22. Landlord reserves the right to make such further reasonable written rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Premises and the Building and the preservation of good order therein. Any additional rules and regulations promulgated by Landlord shall be binding upon the parties hereto with the same force and effect as if they had been inserted herein at the time of execution hereof. Tenant shall be responsible for the observance of all of the foregoing rules and regulations by Tenant's employees, agents, clients, customers, invitees and guests. Landlord shall not be responsible for any violation of the foregoing rules and regulations by other tenants of the Building and shall have no obligation to enforce the same against other tenants, but shall not enforce same in a discriminatory manner.

23. Tenant shall not conduct or permit any auctions at the Premises.

                         [END OF RULES AND REGULATIONS]


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

                                    EXHIBIT E

                                   WORK LETTER

         WORK LETTER. This Exhibit E shall set forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final workshop drawings, and the construction and installation of any improvements to the Premises ("Tenant Improvements"). This Exhibit E contemplates that the performance of this work will proceed in four stages in accordance with the following schedule: (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii) preparation by the Contractor (as hereinafter defined) of an estimate of the additional cost of the initial Tenant Improvements; and (iv) submission to and approval of plans by appropriate governmental authorities and construction and installation of the Tenant Improvements.

         In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

1. Space Planning, Design and Working Drawings. Tenant, at Tenant's expense, which expense shall be deducted from the Allowance (as hereinafter defined), shall provide and designate architects and engineers reasonably acceptable to Landlord, which architects and engineers will complete construction and mechanical drawings and specifications as required to construct the Premises, subject to the limitations expressed in Section 2 below, and such architects and engineers shall comply with the following:

         a. Attend a reasonable number of meetings with Tenant and Landlord's agent to define Tenant requirements. Tenant shall provide one complete space plan prepared by Tenant's architect in order to obtain Landlord's approval of such space plan.

         b. Complete construction drawings for Tenant's partition layout, reflecting the ceiling grids, telephone and electrical outlets, keying, and finish schedule (subject to the limitation expressed in Section 2 below).

         c. Complete building standard mechanical plans where necessary (for installation of air conditioning system and ductwork, and heating and electrical facilities) for the work to be done in the Premises.

         d. All plans and working drawings for the construction and completion of the Premises (the "Plans") shall be subject to Landlord's prior written approval. Any changes or modifications Tenant desires to make to the Plans shall also be subject to Landlord's prior approval. Landlord agrees that it will not unreasonably withhold, its approval of the Plans, or of any changes or modifications thereof; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the Building. Any approval of the Plans by Landlord shall not constitute approval of any Delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such Delays.

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

         e. If Tenant makes any revisions to the space plan after it has been approved by both Landlord and Tenant, Tenant shall pay all additional costs and expenses incurred as a result of such revisions.

2. Allowance. Landlord agrees, at its sole cost and expense, to provide an allowance of Two Hundred Thousand Dollars ($200,000) to design, engineer, install, supply and otherwise to construct the Tenant Improvements in the Premises that will become a part of the Building (the "Allowance"). The Allowance shall be payable by Landlord to Tenant on a dollar-for-dollar basis up through the first $200,000 of expenses incurred by Tenant in connection with the Tenant Improvements, in accordance with Section 4(c) below. Tenant is fully responsible for the payment of all costs in connection with the Tenant Improvements in excess of the Allowance.

3. Signage and Keying. Door and/or directory signage and suite keying in accordance with building standard shall be provided and installed by Tenant and deducted from the Allowance.

4.       Work and Materials at Tenant's Expense.

         a. Tenant agrees that its Contractors will perform and provide the work and materials to construct the Tenant Improvements, provided Landlord shall first approve such Contractors, such approval not to be unreasonably withheld.

         b. [INTENTIONALLY OMITTED]

         c. No more often than once in any thirty (30) day period, Tenant may submit to Landlord a written request for a disbursement of all or a portion of the Allowance, together with written invoices paid to third parties for work or materials necessary in the construction of the Tenant Improvements substantiating the amount of the requested payment. In connection with such request for disbursement, Tenant shall deliver to Landlord (i) partial or final releases of lien, as applicable, from contractors, sub-contractors or materialmen performing the work or providing the materials for the Tenant Improvements, and from all lienors giving notice required under law; (ii) if applicable, upon final payment to the general Contractor, a final contractor's affidavit from the general Contractor in accordance with applicable law; and
         (iii) any supporting documentation evidencing final or partial completion and payment of the Tenant Improvements reasonably requested by Landlord. Upon satisfaction of the foregoing, Landlord shall pay to Tenant that portion of the Allowance as properly documented in the Tenant's request for payment.

5. Commencement Date. The Commencement Date of the Sublease shall not be delayed by reason of the non-completion of the Tenant Improvements, except as such delay is solely attributable to Landlord's negligence or willful misconduct.

6. Materials and Workmanship. Tenant covenants and agrees that all work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans. Tenant agrees to exercise due diligence in completing the construction of the Premises.

7. Landlord's Work. Landlord at its sole cost and expense shall construct a demising wall in the location depicted on Exhibit A attached hereto.

                           RIDER NUMBER 1 TO SUBLEASE

                            dated September 17, 2004

                     between Superstock, Inc., as Landlord,
                    and Recruitmax Software, Inc., as Tenant

                                 OPTION TO RENEW

1. Landlord hereby grants Tenant one option to renew ("Renewal Option") the Sublease (not to include, for purposes of this Rider only, any Renewal Term, as hereinafter defined) for an additional term of two (2) years ("Renewal Term"), commencing as of the date immediately following the expiration of the Term, such option to be subject to the covenants and conditions hereinafter set forth in this Rider.

2. Tenant shall give Landlord irrevocable written notice ("Renewal Notice") of Tenant's election to exercise its Renewal Option not later than one hundred eighty (180) days prior to the expiration of the initial Term of the Sublease; provided that Tenant's failure to give the Renewal Notice by said date, whether due to Tenant's oversight or otherwise, shall render the Renewal Option null and void.

3. Tenant shall not be permitted to exercise any Renewal Option if this Sublease has terminated. Tenant's right to exercise the Renewal Option shall be subject to Landlord's review and approval in Landlord's sole discretion of Tenant's financial statements at the time of delivery of the Renewal Notice.

4. Tenant shall be deemed to have accepted the Premises in "as-is" condition as of the commencement of the Renewal Term, subject to any other repair and maintenance obligations of Landlord under the Sublease, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant's renewal of the Sublease.

5. The covenants and conditions of the Sublease in force during the initial Term, as the same may be modified from time to time, shall continue to be in effect during the Renewal Term, except that the "Base Rent" for the first year of the Renewal Term shall be at the rate then prevalent in the Jacksonville, Florida suburban office market for similar properties ("Fair Rental Value"), but in no event shall such rate be less than one percent (1%) above or be greater than five percent (5%) above the Base Rent for the year immediately preceding the first year of the Renewal Term, and shall escalate annually at the rate of three percent (3%). Fair Rental Value shall be determined in accordance with
Section 9.18 of the Master Lease.

6. Tenant's Renewal Option shall not be transferable by Tenant, except in conjunction with a permissible assignment of the Sublease in accordance with the applicable provisions of the Sublease. In no event shall a subtenant have the right to exercise the Renewal Option.

                                       41